Exhibit 99.1

Jerash Holdings Announces Results of 2023 Annual Meeting of Stockholders

FAIRFIELD, NJ, September 18, 2023 - Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), which manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands, today announced the results of its annual meeting of stockholders, conducted on September 15, 2023:

All five nominated directors submitted for stockholder approval were re-elected, including: Choi Lin Hung; Wei (“Kitty”) Yang; Ibrahim H. Saif; Bill Korn; and Mak Chi Yan. The directors will serve one-year terms until the 2024 annual meeting of stockholders.

About Jerash Holdings (US), Inc.

Jerash Holdings manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands and retailers, including VF Corporation (which owns brands such as The North Face, Timberland, and Vans), New Balance, G-III (which licenses brands such as Calvin Klein, Tommy Hilfiger, DKNY, and Guess), American Eagle, and Skechers. Jerash’s existing production facilities comprise six factory units and four warehouses, and Jerash currently employs approximately 5,000 people. Additional information is available at www.jerashholdings.com.

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Contact:

PondelWilkinson Inc.

Judy Lin or Roger Pondel

310-279-5980

jlin@pondel.com